UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 29, 2016 (January 29, 2016)

INNOPHOS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33124	20-1380758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259 Prospect Plains Road
Cranbury, New Jersey 08512
(Address of principal executive offices) (Zip Code)
(609) 495-2495
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported in the Current Report on Form 8-K filed by Innophos Holdings, Inc. (the “Company”) with the Securities and Exchange Commission on November 16, 2015 (the “Prior Report”), the Company previously entered into a Transition Agreement with Randolph Gress (the “Transition Agreement”). Pursuant to this Transition Agreement, the terms of which were summarized in, and a copy of which was filed as an exhibit to, the Prior Report, the Board has determined that the transition period set forth in the Transition Agreement has been completed as of January 29, 2016. Accordingly, on January 29, 2016, Mr. Gress has resigned as Chairman of the Board and as a director of the Company, effective immediately.

Following this resignation, the Board appointed Kim Ann Mink, the Company’s President and Chief Executive Officer, as a director of the Company to fill the vacancy created by Mr. Gress’ resignation. This appointment is consistent with Dr. Mink’s employment agreement which was summarized in, and filed as an exhibit to, the Prior Report. The Board has not chosen a Chairperson at this time to succeed Mr. Gress and Gary Cappeline will continue to serve as the Lead Independent Director of the Company.

A copy of the press release reporting the foregoing events is filed as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 29, 2016

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.
January 29, 2016	By:	/s/ William Farran

Name: William Farran
Title: Senior Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 29, 2016